Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (SEC File Nos.333-123401 and 333-115033), and on Form S-8 (SEC File Nos. 333-108672 and 333-108673) of VendingData Corporation of our report dated February 18, 2005 (except as otherwise noted), which appears on page 44 of this annual report on Form 10-KSB/A for the year ended December 31, 2004.

      /s/ Piercy Bowler Taylor & Kern

      Las Vegas, Nevada
      December 21, 2005